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                               CONSENT OF COUNSEL


                     Gabelli International Growth Fund, Inc.


                  We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No. 7 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79994, Investment Company Act File No. 811-08560) of Gabelli International Growth Fund, Inc. (the "Fund") under the caption "Counsel and Independent Auditors" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment. Further, we hereby consent to the Fund's reliance on our legal opinion dated June 28, 1995 currently on file with the Securities and Exchange Commission in connection with the offering of Class AAA Series shares of the Fund.



                                            Willkie Farr & Gallagher


April 30, 1999
New York, New York